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                                                                   EXHIBIT 3.1.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        THCR ATLANTIC CITY FUNDING, INC.

           UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW


          THE UNDERSIGNED, being the duly appointed and acting President of THCR ATLANTIC CITY FUNDING, INC., a corporation organized under the laws of the State of Delaware, for the purpose of amending a certificate of incorporation filed pursuant to Section 102 of the General Corporation Law of the State of Delaware, hereby certifies, pursuant to Sections 242 and 103 of the General Corporation law, as follows:

          FIRST:    The name of the corporation is THCR ATLANTIC CITY FUNDING,
INC.

          SECOND:   The Certificate of Incorporation of the Company was filed
with the Secretary of State on January 30, 1996.

          THIRD:    The amendment affected hereby was duly authorized by the
Company's board of directors and stockholders, and all specifically affected classes or series of classes of stockholders, in accordance with the provisions of Section 242 of the General Corporation Law.

          FOURTH:   The Certificate of Incorporation of the Company is hereby
amended by changing the Article thereof numbered "ARTICLE I" to read as follows:
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          The name of the corporation (the "Corporation") is:

          TRUMP ATLANTIC CITY FUNDING, INC.

          IN WITNESS WHEREOF, I have made and signed this certificate this 4th day of March, 1996 and affirm the statements contained herein as true under penalties of perjury.


                                         /s/ Nicholas L. Ribis
                                       -------------------------------
                                    Name:  Nicholas L. Ribis
                                    Title: President
                                    ----------------


ATTEST:


        /s/ Robert M. Pickus____
    ------------------------
Name:  Robert M. Pickus
Title: Secretary

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